UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2017

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 5, 2017, Anthony J. Reardon resigned as chief executive officer and president of Ducommun Incorporated (the “Company”), effective on the first day of employment by the Company of Stephen G. Oswald (which is currently anticipated to be January 23, 2017). Mr. Reardon will continue to serve as executive chairman of the Board of Directors of the Company.

(c) On January 5, 2017, Stephen G. Oswald was elected chief executive officer and president of the Company, effective on the first day of his employment by the Company (which is currently anticipated to be January 23, 2017). From 2012 to 2015, Mr. Oswald was chief executive officer of Capital Safety Corporation, a manufacturer of fall protection, confined space, and rescue equipment, and a former Kohlberg, Kravis and Roberts portfolio company prior to its acquisition by 3M Company in 2015. Prior to that, Mr. Oswald spent approximately 15 years in various leadership roles at United Technologies Corporation, including as president of the Hamilton Sundstrand Industrial Division. Mr. Oswald is 52 years of age.

On January 3, 2017, the Company and Mr. Oswald entered into an employment letter agreement in the form attached hereto as Exhibit 99.1 (the “Letter Agreement”). Under the Letter Agreement, Mr. Oswald will receive an annual base salary of $750,000, will be eligible to participate in the Company’s annual bonus plan, will be granted a stock option for 28,000 shares, restricted stock units for 21,000 shares, and performance stock units for 21,000 shares, will be eligible to participate in the Company’s stock incentive programs, and will receive usual Company-provided benefits. In addition, Mr. Oswald will receive, as a sign-on incentive, performance restricted stock units for 80,000 shares which will vest (i) one-third when the “future price” of the Company’s common stock exceeds 150% of the “starting price” of the Company’s common stock, (ii) one-third when the “future price” of the Company’s common stock exceeds 200% of the “starting price” of the Company’s common stock, and (iii) one-third when the “future price” of the Company’s common stock exceeds 250% of the “starting price” of the Company’s common stock. The “starting price” means the average of the closing price of the Company’s common stock on the New York Stock Exchange over the five trading days immediately prior to Mr. Oswald’s commencement of employment. The “future price” means the average of the closing price of the Company’s common stock on the New York Stock Exchange over a consecutive thirty-trading day period. Mr. Oswald will also be entitled to reimbursement for relocation-related expenses up to a maximum of $200,000. Following commencement of employment, Mr. Oswald will be covered by a Key Executive Severance Agreement with the Company.

(d) On January 5, 2017, pursuant to the terms of the Letter Agreement, Stephen G. Oswald was elected a director of the Company, effective on the first day of his employment by the Company (which is currently anticipated to be January 23, 2017). Mr. Oswald is not expected to be named to any Committees of the Board of Directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

(a) On January 5, 2017 the Company amended its Bylaws to increase the number of directors to nine (9) from eight (8).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Employment Letter Agreement dated January 3, 2017 between Ducommun Incorporated and Stephen G. Oswald.

99.2 Amendment to Bylaws of Ducommun Incorporated dated January 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: January 9, 2017	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel